Exhibit 99.1

May 18, 2011	Analyst Contact:	Andrew Ziola
918-588-7163
	Media Contact:	Megan Lewis
918-561-5325

ONEOK Partners to Participate in National Association of
Publicly Traded Partnerships Investor Conference

    TULSA, Okla. – May 18, 2011 -- ONEOK Partners, L.P. (NYSE: OKS) will present at the National Association of Publicly Traded Partnerships Investor Conference on Thursday, May 26, 2011, in Greenwich, Conn.

    Terry Spencer, ONEOK Partners chief operating officer, will present at the conference at 8 a.m. Eastern Daylight Time (7 a.m. Central Daylight Time).

    The conference will be webcast and will be accessible on ONEOK Partners’ website www.oneokpartners.com.  A replay of the webcast will be archived for 30 days after the conference.

    The company will also post the presentation on its website that morning, beginning at 8 a.m. Eastern Daylight Time (7 a.m. Central Daylight Time).

ONEOK Partners, L.P. (NYSE: OKS) is one of the largest publicly traded master limited partnerships, and is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation’s premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers. Its general partner is a wholly owned subsidiary of ONEOK, Inc. (NYSE: OKE), a diversified energy company, which owns 42.8 percent of the overall partnership interest. ONEOK is one of the largest natural gas distributors in the United States, and its energy services operation focuses primarily on marketing natural gas and related services throughout the U.S.

For more information, visit the website at www.oneokpartners.com.

For the latest news about ONEOK Partners, follow us on Twitter @ONEOKPartners.

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